Exhibit (i)(5)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Advisor Aggressive Growth Fund series of Fidelity Securities Fund (the "Trust"), filed as part of this Post-Effective Amendment No. 65 to the Fund's Registration Statement on Form N-1A (File Nos. 002-93601 and 811-04118) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 58 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP

New York, NY

January 27, 2005